UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2016

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

This Current Report on Form 8-K updates 3M’s Annual Report on Form 10-K for the year ended December 31, 2015 (“3M’s 2015 Annual Report”) to reflect the following:

Effective in the first quarter of 2016, 3M made a product line reporting change involving two of its business segments in its continuing effort to improve the alignment of its businesses around markets and customers.

The change between business segments was as follows:

•

Elements of the electronic bonding product lines were previously separately reflected in the Electronics Materials Solutions Division (Electronics and Energy business segment) and the Industrial Adhesives and Tapes Division (Industrial business segment). Effective in the first quarter of 2016, certain sales and operating income results for these electronic bonding product lines in aggregate were equally divided between the Electronics and Energy business segment and Industrial business segment. This change resulted in a decrease in net sales and operating income for total year 2015 of $33 million and $7 million, respectively, in the Industrial business segment offset by a corresponding increase in the Electronics and Energy business segment.

The financial information presented herein reflects the impact of the preceding reporting change involving business segments for all periods presented.

The preceding information is filed hereunder as Exhibit 99 which is incorporated herein by reference.

Item 9.01 of this Current Report on Form 8-K updates the information contained in 3M’s 2015 Annual Report to reflect 3M’s product line reporting change involving two of its business segments, which was effective during the first quarter of 2016. Updates provided in this Form 8-K are contained in Part I, Item 1, “Business” and Part II, Item 8, “Financial Statements and Supplementary Data” (specifically Note 3, Goodwill and Intangible Assets, and Note 16, Business Segments). 3M also updated Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to reflect the impact of the business segment product line change. Information for all periods presented herein reflects the impact of this product line change.

By virtue of this Current Report, the Company will be able to incorporate the updated information by reference into future registration statements or post-effective amendments to existing registration statements. This Current Report does not update for other changes since the filing of the 2015 Annual Report (e.g. new developments in commitments and contingencies). For significant developments since the filing of the 2015 Annual Report, refer to subsequent 2016 Quarterly Reports on Form 10-Q.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description

-------------   -----------------------------------------------------------------

      12        Calculation of Ratio of Earnings to Fixed Charges

      23        Consent of Independent Registered Public Accounting Firm

      99        Updates, where applicable, to 3M’s 2015 Annual Report on Form 10-K include:

                    Part I, Item 1, Business

                    Part I, Item 1A, Risk Factors

                    Part II, Item 7, Management’s Discussion and Analysis of Financial Condition

                      and Results of Operations

                    Part II, Item 7A, Quantitative and Qualitative Disclosures About Market Risk

                    Part II, Item 8, Financial Statements and Supplementary Data

101      The following financial information from 3M Company’s Current Report on Form 8-K for the year ended December 31, 2015, filed with the SEC on May 17, 2016, formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Statement of Income for the years ended December 31, 2015, 2014 and 2013, (ii) the Consolidated Statement of Comprehensive Income for the years ended December 31, 2015, 2014 and 2013, (iii) the Consolidated Balance Sheet as of December 31, 2015 and 2014, (iv) the Consolidated Statement of Changes in Equity for the years ended December 31, 2015, 2014 and 2013, (v) the Consolidated Statement of Cash Flows for the years ended December 31, 2015, 2014 and 2013, and (vi) Notes to Consolidated Financial Statements.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
(Registrant)

Date: May 17, 2016

By	/s/ Nicholas C. Gangestad
Nicholas C. Gangestad,

Senior Vice President and Chief Financial Officer
(Mr. Gangestad is the Principal Financial Officer and has been duly authorized to sign on behalf of the Registrant)